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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-95190, 333-03999, 333-21887, 333-57355,
333-43641, 333-64743 and 333-53835) and the Registration Statements on Form S-8 (File Nos. 33-95188, 333-36699 and 333-45317) of First Industrial Realty Trust, Inc. of our report dated February 14, 2000 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 14, 2000 relating to the financial statement schedule, which appears in this Form 10-K.









                                          PricewaterhouseCoopers LLP


Chicago, Illinois
March 14, 2000